SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2004

SOUTHERN COMMUNITY BANCORP

(Exact Name of Registrant as Specified in Charter)

Florida	000-49780	59-3619325

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 North Orange Avenue, Orlando, Florida		32801

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (407) 648-1844

Item 5. Other Events.

     On March 22, 2004, Southern Community Bancorp (“Southern”) and First National Bankshares of Florida, Inc. (“FNB”) announced that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 19, 2004, pursuant to which FNB has agreed to acquire Southern through the merger of Southern with and into FNB.

     Under the terms of the Merger Agreement, at the effective time of the merger, each outstanding share of Southern common stock will be converted into the right to receive 1.62 shares of FNB common stock; provided, that if the average closing price of FNB’s common stock exceeds $20.00 over the twenty consecutive trading days ending on the fifth day prior to the merger (such average closing price, the “Closing FNB Value”), the exchange ratio will be reduced to an amount that will result in each share of Southern common stock being exchanged for a number of shares of FNB common stock having a value (based on the Closing FNB Value) equal to the average of $32.40 ($20.00 multiplied by 1.62) and the product of 1.62 multiplied by the Closing FNB Value.

     If the average closing price of FNB common stock over the twenty trading days ending on the day the last required regulatory or shareholder approval of the merger is obtained is less than $15.00, Southern will have the right to terminate the Merger Agreement.

     The merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (except for any cash paid to a Southern shareholder in lieu of a fractional share of FNB common stock).

     Consummation of the merger is subject to various conditions, including: (i) approval of the Merger Agreement by the shareholders of Southern and FNB; (ii) receipt of banking regulatory approvals; and (iii) receipt of opinions of counsel as to the tax-free nature of certain aspects of the merger.

     The preceding description of certain terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is included as an exhibit to this report and incorporated into this Item 5 by reference.

     The press release jointly issued by Southern and FNB announcing the merger is included as an exhibit to this report and is incorporated into this Item 5 by reference.

     The Merger is expected to be consummated during the third quarter of 2004.

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Item 7. Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibits are filed with this report:

*2.1	Agreement and Plan of Merger, dated as of March 19, 2004, by and between Southern and FNB.

99.1	Press release issued jointly by Southern and FNB on March 22, 2004.

*	The exhibits to the Agreement and Plan of Merger are omitted from this filing. Southern agrees to furnish to the Commission upon request a copy of any such exhibit.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2004

SOUTHERN COMMUNITY BANCORP
By:	/s/ Stephen R. Jeuck
Stephen R. Jeuck,
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of March 19, 2004, by and between Southern Community Bancorp and First National Bankshares of Florida, Inc.
Exhibit 99.1	Joint Press Release of Southern Community Bancorp and First National Bankshares of Florida, Inc., dated March 22, 2004

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